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                                   EXHIBIT 11



Intercargo Corporation and Subsidiaries
Computation of Net Income Per Common Share


                                                                   1998             1997              1996
                                                                --------------------------------------------------
Basic earnings per common share:

Average common shares outstanding                               7,609,773        7,670,759         7,645,578

Net income (loss)                                             $(3,372,000)      31,788,000         6,404,000

                                                             -----------------------------------------------------
Per common share amount                                      $      (0.44)            4.14              0.84
                                                             =====================================================

Diluted earnings per common share:
Average common shares outstanding                               7,609,773        7,670,759         7,645,578
Incremental shares from assummed conversions
    at the average market prices of
    $11.751, $11.319, and $8.771, respectively                          -            6,702            11,011
                                                             -----------------------------------------------------

       Total                                                    7,609,773        7,677,461         7,656,589
                                                             -----------------------------------------------------
Net income (loss)                                            $ (3,372,000)      31,788,000         6,404,000
                                                             -----------------------------------------------------
Per common share amount                                      $     (0.44)             4.14              0.84
                                                             =====================================================